Exhibit 99.1

Investor Relations Contact Mike Saviage Adobe Systems Incorporated 408-536-4416 ir@adobe.com Public Relations Contact Holly Campbell Adobe Systems Incorporated 408-536-6401 campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Provides Preliminary Q4 Fiscal 2008 Results

Company Announces Restructuring to Reduce Expenses; Provides Q1 FY2009 Targets

SAN JOSE, Calif. — Dec. 3, 2008 — Adobe Systems Incorporated (Nasdaq:ADBE) today provided preliminary financial results for its fourth quarter ended November 28, 2008.

Based on preliminary Q4 financial information, Adobe believes it will achieve fourth quarter fiscal 2008 revenue in the range of $912 million to $915 million.  The Company also believes it will achieve GAAP diluted earnings per share in the range of $0.45 to $0.46, and non-GAAP diluted earnings per share in the range of $0.59 to $0.60.  The GAAP and non-GAAP diluted earnings per share estimates include two favorable tax items:  a current quarter catch-up related to the reinstatement of the U.S. research and development credit and a favorable tax court settlement, which increased Q4 estimated GAAP and non-GAAP diluted earnings per share ranges by approximately $0.05.

Adobe’s fourth quarter revenue target range was $925 million to $955 million, and its fourth quarter diluted earnings per share target ranges were $0.39 to $0.41 on a GAAP basis, and $0.51 to $0.53 on a non-GAAP basis.  A reconciliation of preliminary GAAP and non-GAAP financial results is available later in this press release.

“The global economic crisis significantly impacted our revenue during the fourth quarter,” said Shantanu Narayen, president and chief executive officer. “We have taken action to reduce our operating costs and fine-tune the focus of our resources on key strategic priorities.”

The Company cited weaker-than-expected demand for its new Creative Suite 4 family of products that began shipping in Q4 in North America and Europe as the main cause for the shortfall in fourth quarter revenue.

Adobe also announced the implementation of a restructuring program, and has taken steps to reduce its headcount by approximately 600 full-time positions globally.  The restructuring will result in anticipated pre-tax charges totaling approximately $44 million to $50 million.   The Company expects approximately $28 million to $30 million of the restructuring charges to be recorded in the fourth quarter of fiscal year 2008.

Adobe also provided initial financial targets for its first quarter of fiscal year 2009.   The Company stated it is targeting Q1 revenue of $800 million to $850 million.   In addition, the Company said it is targeting a Q1 GAAP

operating margin range of 26% to 28%, and a Q1 non-GAAP operating margin range of 37% to 38%.  A reconciliation of GAAP and non-GAAP financial targets is available later in this press release.

The Company will discuss its quarterly and full-year results as well as its Q1 financial targets and the restructuring program on its Q4 and fiscal year 2008 earnings conference call that is scheduled for December 16, 2008.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, earnings per share,  operating margin, business momentum, the anticipated size of Adobe’s restructuring, the expected timing of the completion of the restructuring and the estimated charges associated with such restructuring, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, delays in development or shipment of Adobe’s new products or major new versions of existing products, introduction of new products and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, failure to anticipate and develop new products and services in response to changes in demand for application software and software delivery, computers, printers, or other non PC-devices, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, failure to manage Adobe’s sales and distribution channels effectively, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of Adobe’s investment portfolio due to further deterioration of the capital markets, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s fourth quarter and fiscal year 2008 earnings report on December 16, 2008, and in our Annual Report on Form 10-K for our fiscal year ended November 28, 2008, which the Company expects to file in January 2009.  Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information — anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2008 Adobe Systems Incorporated. All rights reserved. Adobe, Creative Suite and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Non-GAAP Results and Targets

(In millions, except per share data)

The following table reconciles Adobe’s preliminary fourth quarter fiscal year 2008 non-GAAP results with preliminary GAAP results included in this release.

	Three Months Ended November 28, 2008
	Low	High

Diluted earnings per share:

GAAP diluted earnings per share	$0.45	$0.46
Stock-based and deferred compensation expense, net of tax	0.03	0.03
Restructuring charges, net of tax	0.04	0.04
Amortization of purchased intangibles, technology license arrangements and incomplete technology, net of tax	0.06	0.06
Investment loss, net of tax	0.01	0.01
Non-GAAP diluted earnings per share	$0.59	$0.60

Shares used in computing diluted earnings per share	537.0	533.0

The following table shows the Company’s fourth quarter fiscal year 2008 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	Fourth Quarter Fiscal 2008
	Low	High
Diluted earnings per share:

GAAP diluted earnings per share	$0.39	$0.41
Stock-based compensation, net of tax	0.07	0.07
Amortization of purchased intangibles and incomplete technology, net of tax	0.05	0.05
Non-GAAP diluted earnings per share	$0.51	$0.53

Shares used in computing diluted earnings per share	548.0	544.0

The following table shows the Company’s first quarter fiscal year 2009 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	First Quarter Fiscal 2009
	Low	High

Operating margin:

GAAP operating margin	26.0%	28.0%
Stock-based and deferred compensation expense	5.7	5.4
Restructuring charges	1.6	1.2
Amortization of purchased intangibles, technology license arrangements and incomplete technology	3.7	3.4
Non-GAAP operating margin	37.0%	38.0%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes stock-based and deferred compensation expense, restructuring charges, amortization of purchased intangibles, technology license arrangements and incomplete technology, investment gains and losses and the related tax impact of these items, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.